Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Vocus, Inc. (the “ Company “) for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “ Report “), Richard Rudman, Chief Executive Officer, President and Chairman of the Company and Stephen Vintz, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2014

By:	/s/ Richard Rudman

Richard Rudman
Chief Executive Officer, President and Chairman

By:	/s/ Stephen Vintz

Stephen Vintz
Executive Vice President and Chief Financial Officer